UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.06 MATERIAL IMPAIRMENTS

On May 3, 2017, as further described in the press release discussed in Item 9.01 below and attached to this report, PulteGroup, Inc. (the “Company”) committed to a plan to sell select non-core and underutilized land parcels following a strategic review of its land portfolio. The Company determined that it will sell certain currently inactive land parcels, representing approximately 4,600 lots, and work to monetize two small communities representing an additional 400 lots. These land parcels are located in diverse geographic areas and no longer fit into the Company's strategic plans. The land parcels identified for sale include: land requiring significant additional development spend that would not yield suitable returns; land in excess of near-term need; and land entitled for certain product types that are inconsistent with the Company’s primary offerings. Actions required to complete the planned sales have been or will soon be initiated, but the timing of completing the dispositions is unknown. The Company will seek to redeploy the proceeds and related tax benefits from these dispositions into higher returning projects.

As a consequence of its change in strategy with respect to the future use of these land parcels, the Company expects to recognize pretax impairment charges in the range of $95 million to $125 million in the second quarter ending June 30, 2017. The estimated fair values of these land parcels were generally based on comparisons to market comparable transactions, letters of intent, estimated future net cash flows discounted for inherent risk associated with each underlying asset, or similar information. The Company expects that the cash outflows, if any, required to complete the disposition of these assets will not be material.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

99.1    Press release dated May 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 8, 2017	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary